                                                                     Exhibit 1.1


                                  $------------
                             HAVEN CAPITAL TRUST II
                            ____% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT OF $25 PER CAPITAL SECURITY)

                             UNDERWRITING AGREEMENT



                                        April ____, 1999


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
FIRST ALBANY CORPORATION
LADENBURG THALMANN & CO. INC.
     as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

         Haven Capital Trust II (the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware, and Haven Bancorp, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), each confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc., First Albany Corporation and Ladenburg Thalmann & Co. Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to
(i) the sale of $______ (the "Initial Securities") of the Trust's ____% Capital Securities (liquidation amount $25 per security), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Initial Securities set forth opposite the names of the Underwriters in
Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of an additional $________ (the "Option Securities") of the Trust's ____% Capital Securities (liquidation amount of $25 per security) to cover overallotments, to the Underwriters, acting severally and not jointly, in the respective numbers of Option Securities set forth opposite the names of the Underwriters in Schedule I hereto. The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Capital Securities."

         The Capital Securities will be guaranteed by the Company with respect to distributions and amounts payable upon liquidation or redemption of such Capital Securities (the "Guarantee") to the extent set forth in the Guarantee Agreement (the "Guarantee Agreement"), to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"), for the benefit of holders, from time to time, of the Capital Securities. The Company will be the owner of all of the beneficial ownership interests represented by the common securities (the "Common Securities") of the Trust. Proceeds from the sale of Capital Securities to the Underwriters and from the concurrent sale of Common Securities to the Company will be used to purchase ______% Junior Subordinated Deferrable Interest Debentures due ____________, 2029 (the "Debentures") of the Company. The Debentures will be issued by the Company pursuant to an Indenture (the "Indenture"), to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). This Agreement, the Indenture, the Debentures, the Declaration (as defined in
Section 3(ee) hereof) and the Guarantee Agreement are referred to collectively as the "Operative Documents."

         The Trust and the Company have filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-________) and a related preliminary prospectus for the registration of the Capital Securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Trust and the Company have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Trust and the Company file a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Trust and the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         The Trust and the Company understand that the Underwriters propose to make a public offering of the Capital Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The Trust and the Company hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Trust and the Company furnish amendments or supplements to the Underwriters).

         The Trust, the Company and the Underwriters agree as follows:

         1.       SALE AND PURCHASE:

                  (a) INITIAL SECURITIES. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Trust and the Company agree to sell to the Underwriters the number of Initial Securities set forth opposite the name of each such Underwriter on Schedule I to this Agreement and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust and the Company the respective number of Initial Securities set forth opposite the name of such Underwriter on Schedule I, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, at a purchase price of 100% of the liquidation amount thereof (the "Initial Purchase Price").

                  (b) OPTION SECURITIES. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Trust and the Company hereby grant to the Underwriters, acting severally and not jointly, an option to purchase the respective number of Option Securities set forth opposite the names of such Underwriters in Schedule I hereto, plus any additional number of Option Securities which each such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, at the Initial Purchase Price. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Trust and the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Trust and the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

         2.       PAYMENT AND DELIVERY:

                  (a) INITIAL SECURITIES. Payment of the purchase price for the Initial Securities shall be made to the Trust by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Greenberg Traurig, P.A., located at 200 Park Avenue, New York, New York 10166 (unless another place shall be agreed upon by the Representatives, the Trust and the Company) against delivery of the certificates for the Initial Securities to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representatives, the Trust and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Securities shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Initial Securities by the Representatives, the Trust agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time.

                  (b) OPTION SECURITIES. In addition, payment of the purchase price for the Option Securities shall be made to the Trust by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Greenberg Traurig, P.A., located at 200 Park Avenue, New York, New York 10166 (unless another place shall be agreed upon by the Representatives, the Trust and the Company), against delivery of the certificates for the Option Securities to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery determined pursuant to
Section 1(b) above. Certificates for the Option Securities shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Option Securities by the Representatives, the Trust agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of Delivery.

                  (c) COMPENSATION. As compensation for the Underwriters' commitment and in view of the fact that proceeds from the sale of the Capital Securities to the Underwriters will be used to purchase the Debentures, the Company shall pay a fee equal to a percentage of the gross proceeds received by the Trust from the sale of the Capital Securities (the "Fee"). The Fee will be determined on each Closing Date by a sliding scale based on the spread over the 30-year Benchmark U.S. Treasury rate in accordance with the table set forth on
Schedule II attached hereto; PROVIDED, HOWEVER, that the Fee shall not be greater than 3.5% or less than 3.0% of the gross proceeds received by the Trust on each Closing Date from the sale of the Capital Securities; PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing, the Fee payable with respect to Capital Securities sold to any investor identified on Schedule III attached hereto shall be equal to 40% of the Fee which would otherwise be due and payable with respect to such Capital Securities. The Fee shall be paid by means of a discount from the offering price of the Capital Securities or, at the option of the Representatives, by wire transfer of immediately available (same day) funds, net of the $25,000 retainer fee paid by the Company to the Representatives, on such Closing Date to a bank account designated by the Representatives.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST. The Company and the Trust, jointly and severally, hereby represent and warrant to, and agree with, each Underwriter as follows:

                  (a) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Trust, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  (b) The Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company and the Trust make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof).

                  (c) The Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

                   (d) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                  (e) The financial statements, including the notes thereto, incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules incorporated by reference in the Registration Statement and the amounts in the Prospectus under the captions "Summary Selected Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Prospectus

                   (f) KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Securities Act Regulations.

                  (g) The Company is duly registered with the Office of Thrift Supervision as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"); the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Bank has been duly organized and is validly existing as a federally-chartered stock savings bank with the Office of Thrift Supervision and each of the Company's other direct and indirect subsidiaries (together with the Bank, the "Subsidiaries" and each a "Subsidiary"), which Subsidiaries are set forth on Schedule IV attached hereto, has been duly incorporated and is validly existing as a corporation in good standing in their respective jurisdictions of incorporation, as identified on Schedule IV hereto. The Company does not control, directly or indirectly, any corporation (other than the Subsidiaries), partnership, joint venture, association or other business organization. The Company and each of the Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of properties or the conduct of their respective businesses requires such qualification, except where the failure to so qualify will not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, and have all corporate power necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

                  (h) Each of the Company and the Subsidiaries owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, the "Authorizations") and has made all requisite declarations, registrations and filings (collectively, the "Filings") of, from and with all governmental or regulatory bodies and any other person or entity, required under the laws of the States of New York, New Jersey, Connecticut and Delaware, the United States and any other jurisdiction in which the Company or any of the Subsidiaries transacts business in order to own or lease, as the case may be, and to operate its respective properties and to conduct its respective business as presently conducted and as described in the Prospectus, except where the failure to own, possess, obtain or make such Authorization or Filing would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole; all of such Authorizations are in full force and effect, and neither the Company nor the Subsidiaries has received any notice of proceedings relating to any revocation or modification thereof.

                  (i) Each of the Company and the Subsidiaries is in compliance in all material respects with all applicable laws and the regulations, orders and policies of the Office of Thrift Supervision, the FDIC, the Commission and any other federal or state governmental authority with jurisdiction over the Company or any of the Subsidiaries, as the case may be (each, a "Governmental Authority"), the failure to comply with which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Authority which materially restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Governmental Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (j) To the best of the Company's knowledge, each of the Company's and the Bank's directors, officers, employees and other "institution-affiliated parties" (as that term is defined in Section 3(u) of the Federal Deposit Insurance Act of 1933, as amended), is in compliance in all material respects with all applicable laws and the regulations, orders and policies of the Office of Thrift Supervision, the FDIC, the Commission and any other Governmental Authority, the failure to comply with which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or financial condition of the Company and the Bank, taken as a whole. To the best of the Company's knowledge, none of the Company's or the Bank's directors, officers, employees and other institution-affiliated parties is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Authority, or, to the best of the Company's knowledge, have any of them been advised by any Governmental Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (k) The Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks and trademark applications, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary.

                  (l) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property or do not materially interfere with the use made of such property by the Company or any Subsidiary; and all real property and buildings held under lease by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company or any such Subsidiary.

                  (m) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or which is required to be disclosed in the Prospectus and is not so disclosed.

                  (n) Except as disclosed in or contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries, or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole.

                  (o) Neither the Company nor any Subsidiary is in violation of any term or provision of its (i) charter, by-laws or other governing documents or (ii) any franchise, license, permit, judgment, decree, order, statute, rule, regulation, directive, policy or guideline to which it or its property may be subject, except, in the case of clause (ii), for such violations which would not, individually or in the aggregate, have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of Company and the Subsidiaries, taken as a whole.

                  (p) No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default in the due performance and observance of any term, covenant or condition by the Company or any Subsidiary of any agreement, indenture, mortgage, deed of trust, note or any other agreement or material instrument to which the Company or Subsidiary is a party or by which any of them or their respective properties or businesses may be bound, except for such defaults or events which would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole.

                  (q) Neither the execution, delivery and performance of the Operative Documents by the Company and the Trust nor the consummation of any of the transactions contemplated hereby or thereby will (i) conflict with or result in the breach or violation of any term or provision of, or give rise to a right to terminate or accelerate the due date of any payment due under, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the creation or imposition of any lien, charge, claim, encumbrance or security interest on any properties or assets of the Company or of any Subsidiary pursuant to the terms of any indenture, mortgage or other material agreement or material instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject, nor (ii) violate the charter or by-laws or other governing document of the Company or any Subsidiary or any applicable law, rule, regulation, decision, order or decree of any court or governmental agency or governmental authority having jurisdiction over the Company or any Subsidiary or any of their properties, except in the case of clause (i), for such violations which would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole.

                  (r) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company and the Trust of the Operative Documents or the consummation of the transactions contemplated hereby and thereby, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act,
(ii) such approvals as have been obtained in connection with the approval of the quotation of the Capital Securities on the National Market of the National Association of Securities Dealers Automated Quotation ("NASDAQ") system and
(iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Capital Securities are being offered by the Underwriters

                  (s) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act Regulations.

                  (t) The Company's capitalization is as set forth in the Prospectus; all of the issued shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all of such shares are owned either by the Company or the Bank, directly or indirectly, free and clear of all liens, encumbrances, equities or claims of any third parties; and no holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement.

                  (u) Since the date of the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any Subsidiary has (i) issued or granted any securities (other than shares of the Company's common stock issued under the Company's Stock Option Plan, pursuant to the exercise of outstanding stock options or to employees or directors under bonus or other compensation plans or arrangements) or incurred any material liability or obligation, whether fixed or contingent, except for liabilities or obligations incurred in the ordinary course of its business, (ii) entered into any transaction not in the ordinary course of its business, or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                  (v) Neither the Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole.

                  (w) No transaction has occurred between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (x) The Company and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed by them, either on an individual or consolidated basis, through the date hereof, or has received extensions thereof; all taxes shown on such returns and all assessments received by them have been paid, to the extent that the same have become due, except where the failure to so file or pay would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole.

                  (y) Each of the Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (z) Neither the Company nor any of its Subsidiaries has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of its Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                  (aa) The Company and the Trust will comply with all of the requirements and file the required forms as specified in Florida Statutes
Section 517.075 if qualification of the Capital Securities in the State of Florida becomes necessary. Neither the Company nor any of its Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

                   (bb) The Capital Securities have been duly authorized for quotation on the NASDAQ National Market, subject to official notice of issuance, and a registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act for the Capital Securities, which registration statement complies in all material respects with the Exchange Act.

                  (cc) The Capital Securities and the Common Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Capital Securities and the Common Securities, when issued and delivered, will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (dd) The Indenture has been duly authorized, and when duly executed by the proper officers of the Company (assuming due execution and delivery by the Debenture Trustee) and delivered by the Company will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Debentures have been duly authorized and, when duly executed, authenticated, issued and delivered as contemplated in the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Debentures, when issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus.

                  (ee) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Act with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Declaration of Trust (the "Declaration") among the Company, The Chase Manhattan Bank, as property trustee (the "Property Trustee"), The Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), and the individuals named therein as the Administrative Trustees (the "Administrative Trustees," and, together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the agreements and instruments contemplated by the Declaration and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the agreements and instruments contemplated by the Declaration and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

                  (ff) The Declaration has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustees, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and will conform in all material respects to the description thereof contained in the Prospectus. Each of the Administrative Trustees is an employee of the Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Declaration.

                  (gg) The Guarantee Agreement has been duly authorized and, when duly executed and delivered by the proper officers of the Company and the Guarantee Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Guarantee Agreement, when executed and delivered, will conform in all material respects to the description thereof contained in the Prospectus.

                  (hh) This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a valid and legally binding agreement of the

Company and the Trust enforceable against the Company and the Trust in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

                  (ii) Neither the Trust nor the Company nor any of the Subsidiaries is and, after giving effect to the transactions contemplated by the Operative Documents, will be an "investment company" or an entity "controlled" by and "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (jj) The conditions for use of Form S-3 by the Company and the Trust, as set forth in the General Instructions thereto, have been satisfied.

                  (kk) All computer software (including, without limitation software which forms a part of any hardware) owned or used by the Company or any Subsidiary, or licensed by the Company or any Subsidiary, as licensor or as licensee, is "Year 2000 Compliant" (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean (i) all such software shall operate in 4-digit year format and, in all material respects, without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date-related functionalities; (ii) all date processing shall be conducted in a four-digit year format and all date sorting that includes a "year field" or "year category" shall be based upon a four-digit year format; and
(iii) any date arithmetic programs or calculators in the software shall operate in all material respects in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance.

                  (ll) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                  (mm) Neither the Company nor the Trust has relied upon the Representatives or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Capital Securities.

                  (nn) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.


         4. CERTAIN COVENANTS. The Trust and the Company hereby covenant and agree with each Underwriter as follows:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Capital Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Capital Securities;

                  (b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Trust and the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

                  (c) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

                  (d) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Capital Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

                  (e) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of any class of its capital stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company or the Trust with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Trust, the Company and/or the Subsidiaries;

                  (f) to advise the Underwriters promptly of the happening of any event known to the Trust and/or the Company within the time during which a Prospectus relating to the Capital Securities is required to be delivered under the Securities Act Regulations which, in the judgment of the Trust and the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and promptly furnish to the Underwriter, at the Trust's and the Company's expense, such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (g) to furnish the Representatives and counsel for the Underwriters, without charge, (i) signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein), (ii) copies of any document incorporated by reference in the Prospectus (including exhibits thereto) and (iii) so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Securities Act Regulations, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                  (h) to apply the net proceeds of the sale of the Capital Securities and the Debentures in accordance with the statements under the caption "Use of Proceeds" in the Prospectus;

                  (i) to make generally available to its security holders and to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

                  (j) to use its best efforts to effect and maintain the quotation of the Capital Securities on the NASDAQ National Market and to file with the NASDAQ National Market all documents and notices required by the NASDAQ National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the NASDAQ National Market;

                  (k) to engage and maintain, at its expense, a registrar and transfer agent for the Capital Securities;

                  (l) without the prior written consent of the Representatives, for a period of 180 days after the date of this Agreement, not to offer, issue, sell, contract to sell or otherwise dispose of any additional securities of the Trust or the Company substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities;

                  (m) to use its best efforts to cause its officers, directors and affiliates not to (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of the Capital Securities or any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Capital Securities or any security of the Company, to facilitate the sale or resale of any of the Capital Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Capital Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company; and

                  (n) that the provisions of the engagement letter agreement dated March 5, 1999, between the Company and Friedman, Billings, Ramsey & Co., Inc. shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         5.       PAYMENT OF EXPENSES:

                  (a) Each of the Trust and the Company agrees to pay, or reimburse if paid by the Representatives, all costs and expenses incident to the purchase, sale and delivery of the Capital Securities in the public offering and the performance of the obligations of the Trust and the Company under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing, furnishing and distribution of copies of each thereof to the Underwriters, dealers and others (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters, including any transfer taxes or duties payable upon the sale of the Capital Securities to the Underwriters,
(iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the registration and qualification of the Capital Securities for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing, distribution and distribution of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Capital Securities by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Capital Securities and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Capital Securities in the NASDAQ National Market, (viii) making road show presentations with respect to the offering of the Capital Securities, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and their legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

                  (b) Each of the Trust and the Company agrees to reimburse the Representatives for their reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, and the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Capital Securities by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above); PROVIDED, HOWEVER, that the Trust and the Company shall not be required to reimburse the Representatives for out-of-pocket expenses in excess of $150,000 without the Company's prior approval.

         6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS: The obligations of the Underwriters hereunder to purchase the Capital Securities at the Closing Time or on the Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Trust and the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Trust and the Company of their respective obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

                  (a) The Representatives shall have received on each Closing Date from Thacher Proffitt & Wood, counsel to the Company and the Trust, an opinion or opinions, addressed to the Representatives and dated such Closing Date, in form and substance satisfactory to the Underwriters and stating in effect that:

                           (i) The Company is duly registered with the Office of Thrift Supervision as a savings and loan holding company under the HOLA and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Bank has been duly organized and is validly existing as a federally-chartered stock savings bank with the Office of Thrift Supervision. Each of the Subsidiaries (other than the Bank) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective state of incorporation. The Company and each Subsidiary is duly qualified and in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, and have all corporate power necessary to own or hold their respective properties and to conduct the business in which they are engaged as described in the Prospectus. The deposit accounts of the Bank are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

                           (ii) The Company's capitalization is as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and no holder of any security of the Company has the right, under the Company's certificate of incorporation or by-laws or any agreement or instrument known to such counsel, to have any security owned by such holder included in the Registration Statement. To the best knowledge of such counsel, all of the issued and outstanding capital stock of the Subsidiaries is owned directly or indirectly by the Company or the Bank, free and clear of all liens, encumbrances, equities or claims.

                           (iii) The Registration Statement was declared effective under the Securities Act at the time and on the date specified in such counsel's opinion, and to the best knowledge of such counsel, no stop order or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before the Commission under the Securities Act.

                           (iv) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations; and the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

                           (v) All the conditions necessary for the use of Form S-3 in connection with the issuance and sale of the Capital Securities, the Guarantee and the Debentures have been satisfied by the Company and the Trust.

                           (vi) No consent, approval, authorization or order of or filing, registration, or qualification with any governmental agency or authority is required in connection with the execution and delivery by the Company and the Trust of the Operative Documents and the consummation of the transactions contemplated thereby except (A) as may be required under the Exchange Act or the Blue Sky laws of the various states of the United States in connection with any sales of Capital Securities therein or (B) as have already been obtained or made.

                           (vii) This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes a valid and binding agreement of the Company and the Trust enforceable against each of them in accordance with its terms, except as enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought.

                           (viii) To the best knowledge of such counsel, neither the Company nor any Subsidiary is in violation of or conflict with any term or provision of its charter or bylaws or other governing documents and neither the Company nor any Subsidiary is in violation of any franchise, license, permit, judgment, decree, order, statute, rule, regulation, directive, policy or guideline to which it or its property may be subject, except for such violations which could not individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (ix) To the best knowledge of such counsel, no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any Subsidiary of any material agreement, indenture, mortgage, deed of trust, note or any other material agreement or material instrument to which the Company or any Subsidiary is a party or by which it or its respective properties or businesses may be bound.

                           (x) The execution, delivery and performance of the Operative Documents by the Company and the Trust and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in the breach or violation of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the creation or imposition of any lien, charge, claim, encumbrance or security interest on any properties or assets of the Company or any Subsidiary pursuant to the terms of, any material agreement, indenture, mortgage or other material agreement or material instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiaries is subject, nor will such actions violate the charter or bylaws or other governing document of the Company or any Subsidiary or any applicable law, rule or administrative regulation of any court or governmental agency or governmental authority having jurisdiction over the Company or any Subsidiary or any of their respective properties, except for such violations which could not have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries, taken as a whole..

                           (xi) To the best knowledge of such counsel, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been so described or filed as required.

                           (xii) To the best knowledge of such counsel, there is no action, suit, investigation or proceeding, governmental or otherwise, pending, threatened or contemplated to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is or may be subject in either case that is required to be disclosed in the Prospectus.

                           (xiii) The Declaration has been duly authorized, executed and delivered by the Company.

                           (xiv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Debenture Trustee) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Debentures have been duly authorized, executed, issued and delivered by the Company as contemplated in the Indenture and (assuming due authentication by the Debenture Trustee) constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their term, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                           (xv) The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                           (xvi) The statements contained in the Prospectus under the caption "Certain United States Federal Income Tax Consequences" are accurate in all material respects and constitute a fair summary of the matters set forth therein.

                           (xvii) Each of the Company and the Subsidiaries owns, possesses or has obtained all Authorizations and has made all Filings of, from and with all governmental or regulatory bodies and any other person or entity, required under the laws of the States of New York, New Jersey, Connecticut and Delaware, the United States and any other jurisdiction in which the Company or any of the Subsidiaries transacts business in order to own or lease, as the case may be, and to operate its respective properties and to conduct its respective business as presently conducted and as described in the Prospectus, except where the failure to own, possess, obtain or make such Authorization or Filing would not have a material adverse effect on the assets or properties, business, results of operations, prospects or financial condition of the Company and the Subsidiaries, taken as a whole; to the best of knowledge of such counsel, all of such Authorizations are in full force and effect, and neither the Company nor the Subsidiaries has received any notice of proceedings relating to any revocation or modification thereof.

                           (xviii) To the best knowledge of such counsel, the businesses of the Company and the Subsidiaries has been conducted in compliance in all material respects with all applicable laws and the regulations, orders and policies of the Office of Thrift Supervision, the FDIC, the Commission and each other Governmental Authority, which laws are material to the operations of the Company and the Subsidiaries taken as a whole.

                           (xix) The statements in the Prospectus under the captions "Description of Capital Securities," "Description of Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters.

                           (xx) Except as set forth (or referred to) in the Prospectus, or incorporated by reference therein, to the best knowledge of such counsel, there are no contractual encumbrances or restrictions, or material legal restrictions on the ability of any of the Subsidiaries (i) to pay dividends or make any other distributions on its capital stock or to pay indebtedness owed to the Company, (ii) to make any loans or advances to, or investments in, the Company, or (iii) to transfer any of its properties or assets to the Company.

                           (xxi) Neither the Trust nor the Company nor any Subsidiary is required to register as an investment company under the Investment Company Act as a result of the transactions contemplated by the Operative Documents.

         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company, the Subsidiaries and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the States of New York and Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives, including Underwriters' counsel, and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (relying as to materiality to a large extent upon the opinions and representations of officers and other representatives of the Company), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time the Registration Statement became effective (except with respect to the financial statements and notes thereto and other financial and statistical data contained therein, as to which such counsel need express no opinion or belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes thereto and other financial and statistical data contained therein, as to which such counsel need make no statement or express any opinion or belief) on the date thereof and on such Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Representatives shall have received on each Closing Date from ______________, as special Delaware counsel to the Trust and the Company, an opinion or opinions, addressed to the Representatives and dated such Closing Date, in form and substance satisfactory to counsel for the Underwriters, and stating in effect that:

                           (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

                           (ii) Under the Delaware Act and the Declaration, the Trust has the trust power and authority to own its property and conduct its business as set forth in the Declaration;

                           (iii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (A) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to the rights and remedies of creditors generally, (B) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (C) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (iv) Under the Delaware Act and the Declaration, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, this Agreement, (ii) to issue and perform its obligations under the Capital Securities and the Common Securities and (iii) to purchase and hold the Debentures;

                           (v) Under the Delaware Act and the Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                           (vi) The Capital Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Declaration. The holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the holders of Capital Securities may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates of Capital Securities and the issuance of replacement certificates of Capital Securities, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration;

                           (vii) The Common Securities have been duly authorized by the Declaration and are validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Declaration.

                           (viii) Under the Delaware Act and the Declaration, the issuance of the Capital Securities and Common Securities is not subject to preemptive rights;

                           (ix) The issuance and sale by the Trust of the Capital Securities and Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder, and the performance by the Company, as depositor, of its obligations under the Declaration (A) do not violate (i) any of the provisions of the certificate of trust of the Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation (except that such counsel need express no opinion with respect to the securities laws of the State of Delaware) and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware (except that such counsel need express no opinion with respect to the securities laws of the state of Delaware); and

                           (x) Assuming that the Trust derives no income from or in connection with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the holders of the Capital Securities (other than those holders of Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                  (c) On each Closing Date there shall have been furnished to the Representatives the opinion (addressed to the Underwriters) of Greenberg Traurig, P.A., counsel for the Underwriters, with respect to, as applicable, the incorporation of the Company, the Registration Statement, the Prospectus (other than financial statements and other financial data included therein) and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

                  (d) The Representatives shall have received from KPMG LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Securities Act Regulations and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and stating in effect that:

                           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations;

                           (ii) on the basis of a reading of the financial statements and amounts included or incorporated by reference in the Registration Statement and the Prospectus, carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to comments set forth in such letter, a reading of the minutes of the meetings of the shareholders and board of directors of the Company and the Subsidiaries and inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries, nothing came to their attention which caused them to believe that there were any changes, increases or decreases, as of the date of the letter, in consolidated net interest income, net income, long-term debt or capital stock compared to the same period in the prior year or as of December 31, 1998, as the case may be, except in all instances for changes, increases or decreases set forth or contemplated in the Registration Statement or as otherwise set forth in this letter; and

                           (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus agrees with the financial statements or accounting or other records of the Company and is arithmetically correct;

and including and addressing such other matters customarily covered by comfort letters issued in connection with registered public offerings.

                  (e) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(b) of this Agreement.

                  (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

                  (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Capital Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and unfavorable to the Company and/or the Subsidiaries shall have been entered into by the Company or any Subsidiary.

                  (i) The Capital Securities shall have been approved for inclusion in the NASDAQ National Market.

                  (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (k) The representations and warranties of the Trust and the Company contained in this Agreement and in the certificates delivered pursuant to Section 5(l) shall be true and correct when made and on and as of each Closing Date as if made on such date and each of the Trust and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

                  (l) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer of the Company, to the effect that the signers of such certificate have reviewed the Registration Statement, the Prospectus and this Agreement and that
(i) to the best of their knowledge after due inquiry, the representations and warranties of the Company contained in this Agreement are true and correct as if made on and as of such Closing Date with the same effect as if made on such Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date and (ii) they have reviewed the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) since the Effective Date no event has occurred which should have been set forth in a supplement to the Prospectus or an amendment to the Registration Statement.

                  (m) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents, the Registration Statement and the Prospectus shall be satisfactory in all respects to counsel for the Underwriters, and the Representatives shall have been furnished with such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request related to this Agreement, the Prospectus or the transactions contemplated hereby.

                  (n) [If the Capital Securities have been qualified for sale in the State of Florida, the Representatives shall have received on each Closing Date certificates, addressed to the Representatives, and dated such Closing Date, of an executive officer of the Company, stating solely in his capacity as an executive officer of the Company, to the effect that the signer of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statutes, and represents that, to his knowledge after due inquiry, the Company has complied, and at all times will comply, with all provisions of
Section 517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.]

         7. TERMINATION. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business, operations, earnings, prospects, properties, condition (financial or otherwise) or management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Capital Securities or enforce contracts for the sale of the Capital Securities, or (iv) if trading in any securities of the Company has been suspended by the Commission or by NASDAQ, or if trading generally on the New York Stock Exchange or in the NASDAQ over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or NASDAQ or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives materially adversely affects or will materially adversely affect the business or operations of the Company or the Subsidiaries, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs, including the declaration of a banking moratorium, which in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States.

         If the Representatives elect to terminate this Agreement as provided in this Section 7, the Trust, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

         If the sale to the Underwriters of the Capital Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company and the Trust shall be unable to comply in all material respects with any of the terms of this Agreement, the Company and the Trust shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8. INCREASE IN UNDERWRITERS' COMMITMENTS: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Capital Securities to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Capital Securities which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Capital Securities"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Capital Securities does not exceed 10% of the total number of Capital Securities to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Capital Securities which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of

Capital Securities agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Capital Securities exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company and the Trust, without liability to any non-defaulting Underwriter.

         Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Trust agree with the non-defaulting Underwriters that it will not sell any Capital Securities hereunder on such date unless all of the Capital Securities to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company and the Trust or selected by the Company and/or the Trust with the approval of the Representatives).

         If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company, the Trust or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

         The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as, if such substituted Underwriter had originally been named in this Agreement.

         9. INDEMNITY AND CONTRIBUTION BY THE COMPANY, THE TRUST AND THE UNDERWRITERS.

                  (a) The Trust and the Company agree, jointly and severally, to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Trust and/or the Company contained herein, (ii) any failure on the part of the Trust and/or the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust and the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Trust and the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Trust and the Company expressly for use in such Registration Statement or such Prospectus; provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Capital Securities to such person, unless such failure resulted from noncompliance by the Company with Section 4(b) above).

                  (b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Trust and/or the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Trust and the Company in writing of the institution of such action, and the Trust and the Company shall assume the defense of such action, including the employment of counsel, reasonably acceptable to such Underwriter, and the payment of expenses; PROVIDED, HOWEVER, that any failure or delay to so notify the Trust and the Company will not relieve the Trust and the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust and the Company in connection with the defense of such action, or the Trust and/or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Trust and the Company (in which case neither the Trust nor the Company shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Trust and the Company and paid as incurred (it being understood, however, that neither the Trust nor the Company shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Trust nor the Company shall be liable for any settlement of any such claim or action effected without its written consent.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Trust and the Company, each director of the Company, each officer of the Trust or of the Company that signed the Registration Statement, and any person who controls the

Trust or the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Trust, the Company, or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Trust or the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust and the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth (i) in ____________ and (ii) under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Trust and the Company for purposes of Section 3(b) and this Section 9.

         If any action is brought against the Trust, the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Trust, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel, reasonably acceptable to the Trust and the Company, and the payment of expenses. The Trust, Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Trust, the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

                  (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) and (c) of this
Section 9 in respect of any losses,
expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other from the offering of the Capital Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Trust, the Company and the Underwriters shall be deemed to be in the same proportion as, (x) the total proceeds from the offering before deducting expenses received by the Trust and the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Trust and the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Trust and the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                  (e) The Trust, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts applicable to the Capital Securities purchased by such Underwriter hereunder, and (ii) the Trust and the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Trust or the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Trust or of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Trust and the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

         10. SURVIVAL: The indemnity and contribution agreements and the covenants, warranties and representations of the Trust and the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Trust, the Company, its directors and officers, or any person who controls the Trust or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Capital Securities. The Trust, the Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Trust, against any of its trustees, and in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Capital Securities, or in connection with the Registration Statement or Prospectus.

         11. NOTICES: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Trust or the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 615 Merrick Avenue, Westbury, New York 11590, Attention: Secretary.

         12. GOVERNING LAW; HEADINGS: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         13. PARTIES AT INTEREST: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Trust, the Company, and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         14. COUNTERPARTS AND FACSIMILE SIGNATURES: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

         If the foregoing correctly sets forth the understanding among the Trust, the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Trust, the Company and the Underwriters.

                                                  Very truly yours,

                                                  HAVEN CAPITAL TRUST II


                                                  By:___________________________
                                                      Name:_____________________
                                                      Title:____________________


                                                  HAVEN BANCORP INC.


                                                  By:___________________________
                                                      Name:_____________________
                                                      Title:____________________

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
FIRST ALBANY CORPORATION
LADENBURG THALMANN & CO. INC.

Acting severally on behalf of themselves and as representatives of the several Underwriters named in
Schedule I annexed hereto.

By:      FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


         By:___________________________________
              Name:____________________________
              Title:___________________________

                                   SCHEDULE I


                                                                     NUMBER OF INITIAL          NUMBER OF OPTION
                                                                   CAPITAL SECURITIES TO        SECURITIES TO BE
                          UNDERWRITER                                   BE PURCHASED               PURCHASED
-----------------------------------------------------              ---------------------        ----------------
Friedman, Billings, Ramsey & Co., Inc................

First Albany Corporation.............................

Ladenburg Thalmann & Co. Inc.........................

         Total                                                             0,000,000
                                                                           ---------
                                                                           ---------


                                   SCHEDULE II


         Fee payable pursuant to Section 2(c) of Underwriting Agreement:


-----------------------------------------------------------------------------------------------------------------
Spread between dividend rate and      --%      --%      --%      --%      --%      --%      --%      --%      --%
30 Year Benchmark
                                    -----------------------------------------------------------------------------
Underwriter's Discount              3.50%    3.50%    3.50%    3.38%    3.25%    3.13%    3.00%    3.00%    3.00%
                                    -----------------------------------------------------------------------------
Implied Dividend Rate                 --%      --%      --%      --%      --%      --%      --%      --%      --%
                                    -----------------------------------------------------------------------------
30 Year Benchmark on 2/18/99        5.37%



                                  SCHEDULE III

         Pursuant to Section 2(c), sales of Capital Securities for the following eight institutional investors will be subject to a 60% reduction in the fee payable to the Representatives.



         [To be provided by Haven Bancorp]

                                   SCHEDULE IV

Direct and Indirect Subsidiaries of Haven Bancorp Inc.



                                       Place of                      Parent          Percentage
Name                                   Incorporation                 Company         Owned by Parent
----                                   -------------                 -------         ---------------
CFS Bank                               Federally chartered stock     Haven           100%
                                       savings bank                  Bancorp

Columbia Preferred Capital Corp.       Delaware                      N/A             80% CFS Bank
                                                                                     20% CFS Bank
                                                                                     Employees

CFS Investments, Inc.                  New York                      CFS Bank        100%

CFS Insurance Agency, Inc.             New York                      Haven           100%
                                                                     Bancorp

CFS Travel, Inc.                       New York                      Haven           100%
                                                                     Bancorp

Columbia Resources Corp.               New York                      CFS Bank        100%

